SEACOAST REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS
Fourth Quarter 2022 Net Interest Margin Expands to 4.36%, Up 69 Basis Points from Prior Quarter
Completes Acquisitions of Apollo Bancshares, Inc. and Drummond Banking Company
Well-Positioned Balance Sheet with Strong Capital Position

STUART, Fla., January 26, 2023 /GLOBE NEWSWIRE/ -- Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") (NASDAQ: SBCF) today reported net income in the fourth quarter of 2022 of $23.9 million, or $0.34 per diluted share, including $16.1 million in merger-related costs and $15.0 million in provision for credit losses associated with bank acquisitions during the quarter. Fourth quarter 2022 net income decreased 18% compared to the third quarter of 2022 and decreased 34% compared to the fourth quarter of 2021, each the result of bank merger activity in the fourth quarter 2022. For the full year 2022, net income was $106.5 million, or $1.66 per diluted share, a decrease of 14% compared to the full year 2021.
Adjusted net income1 for the fourth quarter of 2022 was $39.9 million, or $0.56 per diluted share, which included $15.0 million in the provision for credit losses associated with acquisition activity during the quarter. Fourth quarter 2022 adjusted net income1 increased 22% compared to the third quarter 2022 and increased 8% compared to the fourth quarter 2021. Adjusted net income1 for the full year 2022 was $136.1 million, or $2.12 per diluted share, an increase of 1% compared to the full year 2021.
Pre-tax pre-provision earnings1 were $46.0 million in the fourth quarter 2022, an increase of 7% compared to the third quarter of 2022 and 13% compared to the fourth quarter 2021. For the year ended December 31, 2022, pre-tax pre-provision earnings1 were $164.8 million, an increase of 10% compared to the full year 2021. Adjusted pre-tax pre-provision earnings1 were $66.6 million in the fourth quarter 2022, an increase of 36% compared to the third quarter 2022 and 58% compared to the fourth quarter 2021. Adjusted pre-tax pre-provision earnings1 for the full year 2022 were $203.8 million, an increase of $39.2 million or 24% when compared to the full year 2021.
For the fourth quarter of 2022, return on average tangible assets was 0.94%, return on average tangible shareholders' equity was 10.36%, and the efficiency ratio was 63.39%, compared to 1.17%, 11.53%, and 57.13%, respectively, in the prior quarter, and 1.51%, 14.29%, and 53.70%, respectively, in the prior year quarter. For the full year 2022, return on average tangible assets was 1.06%, return on average tangible shareholders’ equity was 10.70%, and the efficiency ratio was 60.01%, compared to 1.41%, 13.27%, and 55.39%, respectively, in the full year 2021. Adjusted return on average tangible assets1 in the fourth quarter of 2022 was 1.36%, adjusted return on average tangible shareholders' equity1 was 15.05%, and the adjusted efficiency ratio1 was 51.52%, compared to 1.27%, 12.48%, and 53.28%, respectively, in the prior quarter, and 1.49%, 14.11%, and 53.43%, respectively, in the prior year quarter. Adjusted return on average tangible assets1 for the full year 2022 was 1.27%, adjusted return on average tangible shareholders’ equity1 was 10.70%, and the adjusted efficiency ratio1 was 53.03%, compared to 1.48%, 13.27%, and 52.59%, respectively, for the full year 2021.
Charles M. Shaffer, Seacoast's Chairman and CEO said, "The fourth quarter of 2022 was another outstanding quarter, during which we delivered an adjusted pre-tax pre-provision return on tangible assets1 of 2.28%, expanded our net interest margin by 69 basis points and drove our adjusted efficiency ratio1 to 51.52%.
For the year as a whole, 2022 was one of achievement. Seacoast’s team drove significant market expansion across the state, extending our franchise to Sarasota, Ocala, Gainesville, Jacksonville, Naples, and Miami through acquisitions and new market launches. Additionally, we significantly improved the digital product set for our customers, adding new features and functionality; transformed our commercial banking franchise, adding talent throughout Florida; and achieved another record-breaking year in wealth management. Finally, we made significant investments in talent and technology to scale our operational areas to those of a mid-size bank."

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

Acquisitions Update
Seacoast’s balanced growth strategy, combining organic growth with value-creating acquisitions, continues to benefit shareholders and expand the franchise across Florida.
In the first quarter of 2022, Seacoast completed the acquisitions of Sabal Palm Bancorp, Inc. (“Sabal Palm”) in Sarasota and Business Bank of Florida Corp. (“BBFC”) in Brevard County, which collectively added a combined $368 million in loans and $562 million in deposits. Integration activities, including system conversion, were completed in the first quarter of 2022 for BBFC and in the second quarter of 2022 for Sabal Palm.
On October 7, 2022, the Company completed the acquisition of Apollo Bancshares, Inc. (“Apollo”), adding approximately $665 million in loans and $855 million in deposits, and taking Seacoast into Miami-Dade County, one of the fastest growing and most dynamic markets in the United States. System conversion activities were completed immediately after the closing of the transaction.
Also on October 7, 2022, the Company completed the acquisition of Drummond Banking Company (“Drummond”), providing Seacoast with an entry point into Gainesville, Ocala, and surrounding markets and adding low-cost core deposits and diversified business lines. At closing, Drummond had approximately $545 million in loans and $883 in deposits, providing a strong core deposit base and also highlighting the benefits of stable depository relationships we expect to be able to support higher margins in a rising rate environment. Full integration and system conversion activities are expected to be completed in the first quarter of 2023.
On August 8, 2022, the Company announced its proposed acquisition of Professional Holding Corp. (“Professional”) (NASDAQ: PFHD), the sixth largest bank headquartered in South Florida. The transaction, which is expected to close in the first quarter of 2023, will increase Seacoast’s market share in Miami-Dade, Broward, and Palm Beach counties. Full integration and system conversion activities are expected to be completed late in the second quarter of 2023.
Financial Results
Income Statement
•Net income was $23.9 million, or $0.34 per diluted share, for the fourth quarter of 2022 compared to net income of $29.2 million, or $0.47 per diluted share, for the prior quarter, and $36.3 million, or $0.62 per diluted share, for the prior year quarter. For the year ended December 31, 2022, net income was $106.5 million, or $1.66 per diluted share, compared to $124.4 million, or $2.18 per diluted share, for the year ended December 31, 2021. The current full-year results included $26.2 million in provision for credit losses, including $15.0 million in the fourth quarter of 2022 recorded for loans acquired in the Drummond and Apollo acquisitions, and $5.1 million in the first quarter of 2022 recorded for loans acquired in the Sabal Palm and BBFC transactions. Prior year results included the reversal of provision for credit losses of $9.4 million, reflecting improvement at the time in post-COVID economic indicators. Adjusted net income1 for the fourth quarter of 2022 was $39.9 million, or $0.56 per diluted share. This compares to $32.8 million, or $0.53 per diluted share, for the prior quarter, and $36.9 million, or $0.62 per diluted share, for the prior year quarter. For the year ended December 31, 2022, adjusted net income1 was $136.1 million, or $2.12 per diluted share, compared to $135.0 million, or $2.36 per diluted share, for the year ended December 31, 2021.
•Net revenues were $137.4 million in the fourth quarter of 2022, an increase of $33.0 million, or 32%, compared to the prior quarter, and an increase of $46.4 million, or 51%, compared to the prior year quarter. For the year ended December 31, 2022, net revenues were $432.3 million, an increase of $85.5 million, or 25%, compared to the year ended December 31, 2021. Adjusted revenues1 were $137.3 million in the fourth quarter of 2022, an increase of $32.6 million, or 31%, compared to the prior quarter, and an increase of $46.7 million, or 52%, compared to the prior year quarter. For the year ended December 31, 2022, adjusted revenues1 were $433.3 million, an increase of $86.8 million, or 25%, compared to the year ended December 31, 2021.
•On an adjusted basis, pre-tax pre-provision earnings1 were $66.6 million, an increase of 36% compared to the third quarter of 2022 and an increase of 58% compared to the fourth quarter of 2021. Adjusted pre-tax pre-provision earnings1 for the full year 2022 were $203.8 million, an increase of 24% when compared to the full year of 2021.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Net interest income totaled $119.7 million in the fourth quarter of 2022, an increase of $31.4 million, or 36%, from the third quarter of 2022 and an increase of $47.4 million, or 66%, compared to the fourth quarter of 2021. For the year ended December 31, 2022, net interest income was $366.2 million, an increase of $90.1 million, or 33%, compared to the year ended December 31, 2021.
•Net interest margin increased 69 basis points to 4.36% in the fourth quarter of 2022 compared to 3.67% in the third quarter of 2022. Excluding the effects of accretion on acquired loans, net interest margin increased 43 basis points to 4.01% in the fourth quarter of 2022. Securities yields increased 41 basis points to 2.77%, and loan yields increased 84 basis points to 5.29%. The effect on net interest margin of accretion of purchase discounts on acquired loans in the fourth quarter of 2022 was 35 basis points, compared to nine basis points in the third quarter of 2022. The cost of deposits increased 12 basis points to 21 basis points for the fourth quarter of 2022 compared to nine basis points in the prior quarter.
•Noninterest income totaled $17.7 million in the fourth quarter of 2022, an increase of $1.5 million, or 10%, compared to the prior quarter, and a decrease of $1.1 million, or 6%, compared to the prior year quarter. For the year ended December 31, 2022, noninterest income was $66.1 million, a decrease of $4.6 million, or 7%, compared to the year ended December 31, 2021. Results for the fourth quarter of 2022 included the following:
•Service charges on deposits increased $0.5 million compared to the prior quarter and $1.4 million year over year, reflecting the benefit of an expanded deposit base including from acquisitions.
•Interchange income increased $0.5 million compared to the prior quarter, primarily attributed to an expanded customer base.
•Despite the impact of market declines, the wealth management division has demonstrated continued success in building relationships, and during the fourth quarter of 2022, assets under management grew $159.5 million, driving a $0.2 million or 6% increase in wealth management income quarter over quarter. During 2022, the wealth management division added a record breaking $425 million in assets under management.
•The provision for credit losses was $14.1 million in the fourth quarter of 2022, compared to $4.7 million in the prior quarter. A $15.0 million provision recorded in the Apollo and Drummond acquisitions was partially offset by the release of $2.1 million added in the third quarter of 2022 for potential losses related to hurricane Ian that did not materialize.
•Noninterest expense was $91.5 million in the fourth quarter of 2022, an increase of $30.2 million, or 49%, compared to the prior quarter, and an increase of $41.2 million, or 82%, compared to the prior year quarter. The current quarter included $16.1 million of merger related expenses, compared to $2.1 million in the prior quarter and $0.5 million in the prior year quarter. Noninterest expense was $267.9 million for the year ended December 31, 2022, including $27.9 million in merger-related charges, compared to $197.4 million in the year ended December 31, 2021, which included $7.9 million in merger-related charges. Changes from the third quarter of 2022 included the following:
•Salaries and wages increased $17.0 million to $45.4 million in the fourth quarter of 2022. The fourth quarter of 2022 includes $5.7 million in merger-related expenses as well as overhead associated with adding 20 branch locations, bankers, and operational staff associated with the acquisitions of Apollo and Drummond. We expect the full benefit of cost synergies to materialize beginning in the second quarter of 2023.
•Employee benefits increased $1.2 million to $5.3 million in the fourth quarter of 2022, reflecting higher payroll taxes and healthcare-related costs attributed to higher headcount.
•Outsourced data processing costs increased by $4.5 million in the fourth quarter of 2022, which includes $2.6 million in direct acquisition related expenses. The remainder of the increase is the result of higher transaction volume and the growth in customers with the two bank acquisitions.
•Occupancy, telephone and data lines, and furniture and equipment expenses collectively increased $1.1 million to $8.6 million in the fourth quarter of 2022, reflecting the expanded footprint from the addition of Apollo and Drummond locations.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Legal and professional fees increased by $5.4 million to $9.2 million in the fourth quarter of 2022, including a $4.7 million increase in merger-related expenses during the quarter.
•Other expenses decreased by $1.4 million, driven by lower recruiting costs in the quarter.
•Amortization of intangibles increased $3.3 million with the addition of $61.7 million in intangible assets from the acquisitions of Drummond and Apollo. These assets will be amortized using an accelerated amortization method over approximately six years.
•Seacoast recorded $7.8 million of income tax expense in the fourth quarter of 2022, compared to $9.1 million in the third quarter of 2022 and $8.3 million in the fourth quarter of 2021. The second quarter of 2022 included a $1.0 million refund of Florida corporate income tax paid in prior periods. Tax benefits related to stock-based compensation totaled $0.2 million in the fourth quarter of 2022, $0.2 million in the third quarter of 2022, and $0.6 million in the fourth quarter of 2021.
•The ratio of net adjusted noninterest expense1 to average tangible assets was 2.42% in the fourth quarter of 2022, compared to 2.16% in the third quarter of 2022 and 1.96% in the fourth quarter of 2021. The increase in the ratio was primarily driven by higher expenses during the quarter resulting from expansion of the franchise.
•The efficiency ratio was 63.39% in the fourth quarter of 2022, compared to 57.13% in the third quarter of 2022 and 53.70% in the prior year quarter. The adjusted efficiency ratio1 was 51.52% in the fourth quarter of 2022, compared to 53.28% in the third quarter of 2022 and 53.43% in the prior year quarter. The Company continues to remain keenly focused on disciplined expense control. The adjusted efficiency ratio1 for the full year 2022 was 53.03% compared to 52.59% for the full year 2021.

Balance Sheet
•At December 31, 2022, the Company had total assets of $12.1 billion and total shareholders' equity of $1.6 billion. Book value per share was $22.45 on December 31, 2022, compared to $20.95 on September 30, 2022, and $22.40 on December 31, 2021. Tangible book value per share totaled $14.69 on December 31, 2022 compared to $15.98 on September 30, 2022 and $17.84 on December 31, 2021. The decline during 2022 in the value of the available for sale securities portfolio driven by rising interest rates negatively impacted tangible book value per share by $2.53 when compared to December 31, 2021.
•Debt securities totaled $2.6 billion on December 31, 2022, a decrease of $16.3 million, or 1%, compared to September 30, 2022.
•Loans totaled $8.1 billion on December 31, 2022, an increase of $1.5 billion compared to September 30, 2022. The increase includes loans acquired of $665.1 million and $545.2 million from Apollo and Drummond, respectively, and $240.8 million in organic loan growth. The Company continues to exercise a disciplined approach to loan growth, carefully underwriting loans to strict underwriting guidelines.
•Loan originations were $649.2 million in the fourth quarter of 2022, an increase of 17% compared to $554.7 million in the third quarter of 2022. The weighted average add-on rate for loan outstandings increased to 6.52% by the end of the fourth quarter.
•Commercial originations were $489.6 million during the fourth quarter of 2022, compared to $340.4 million in the third quarter of 2022, and $408.9 million in the fourth quarter of 2021.
•Consumer originations in the fourth quarter of 2022 were $74.6 million, compared to $128.6 million in the third quarter of 2022 and $72.6 million in the fourth quarter of 2021.
•Residential loans originated for sale in the secondary market totaled $10.7 million in the fourth quarter of 2022, compared to $16.4 million in the third quarter of 2022 and $69.2 million in the fourth quarter of 2021.
•Closed residential loans retained in the portfolio totaled $74.3 million in the fourth quarter of 2022, compared to $69.3 million in the third quarter of 2022, and $49.1 million in the fourth quarter of 2021.
•Pipelines (loans in underwriting and approval or approved and not yet closed) totaled $453.6 million on December 31, 2022, a decrease of 29% from September 30, 2022 and a decrease of 6% from December 31,
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

2021. As higher interest rates begin to slow loan demand, we remain focused on generating disciplined growth in full relationships, including credit facilities, deposit relationships, and wealth opportunities.
•Commercial pipelines were $395.7 million as of December 31, 2022, a decrease of 25% from $530.4 million at September 30, 2022, and a decrease of 1% from $397.8 million at December 31, 2021.
•Consumer pipelines were $36.6 million as of December 31, 2022, a decrease of 16% from $43.7 million at September 30, 2022, and an increase of 23% from $29.7 million at December 31, 2021.
•Residential saleable pipelines were $4.2 million as of December 31, 2022, compared to $6.6 million at September 30, 2022, and $30.1 million at December 31, 2021. Retained residential pipelines were $17.1 million as of December 31, 2022, compared to $60.7 million at September 30, 2022, and $25.6 million at December 31, 2021.
•Total deposits were $10.0 billion as of December 31, 2022, an increase of $1.2 billion, or 14%, compared to September 30, 2022, and an increase of $1.9 billion, or 24%, compared to December 31, 2021. The increase in the fourth quarter of 2022 includes $1.7 billion in deposits from acquired banks. The Company has continued to manage deposit pricing lower than competitors, and with an average loan-to-deposit ratio of 78% during the quarter, has maintained balance sheet flexibility supporting expansion of the net interest margin. The rising rate environment contributed to deposit outflows in the fourth quarter of 2022, which partially resulted in migration to wealth management and increases in assets under management.
•At December 31, 2022, the percentage of total transaction account balances to overall deposit funding was 64%, which continues to aid the Company’s ability to maintain a consistently low cost of deposits.
•The overall cost of deposits increased 12 basis points from the prior quarter to 21 basis points.
•Federal Home Loan Bank advances of $150.0 million with a weighted average rate of 3.42% were added late in the fourth quarter of 2022.
•Subordinated debt increased with the acquisition of $12.3 million in notes acquired in the Apollo transaction. The notes carry a fixed interest rate of 5.50% until 2025, convert to a floating rate until maturity in 2030, and are callable at the Company’s discretion.
Asset Quality
•Credit metrics remain strong with charge-offs, non-accruals, and criticized assets at historically low levels. The Company remains diligent in its monitoring of these metrics, as well as changes in the broader economic environment.
•Nonperforming loans increased by $7.4 million to $28.8 million at December 31, 2022. Nonperforming loans to total loans outstanding were 0.35% at December 31, 2022, 0.32% at September 30, 2022, and 0.52% at December 31, 2021.
•Nonperforming assets to total assets increased to 0.26% at December 31, 2022, compared to 0.23% at September 30, 2022, and 0.46% at December 31, 2021.
•The ratio of allowance for credit losses to total loans was 1.40% at December 31, 2022, 1.42% at September 30, 2022, and 1.41% at December 31, 2021. The decline in the fourth quarter of 2022 represents the release of $2.1 million added in the third quarter of 2022 for potential losses related to Hurricane Ian that did not materialize.
•Net charge-offs of $0.8 million for the fourth quarter of 2022 compared to $0.1 million in the third quarter of 2022 and $0.6 million in the fourth quarter of 2021. Net charge-offs for the four most recent quarters averaged 0.01%.
•Portfolio diversification, in terms of asset mix, industry, and loan type, has been a critical element of the Company's lending strategy. Exposure across industries and collateral types is broadly distributed. Seacoast's average commercial loan size is $621 thousand, reflecting an ability to maintain granularity within the overall loan portfolio.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Construction and land development and commercial real estate loans remain well below regulatory guidance at 45% and 228% of total bank-level risk-based capital, respectively, compared to 30% and 191% respectively, at September 30, 2022. On a consolidated basis, construction and land development and commercial real estate loans represent 41% and 210%, respectively, of total consolidated risk-based capital.
Capital and Liquidity
•The Company continues to operate with a fortress balance sheet, with a tier 1 capital ratio at December 31, 2022, of 15.1% compared to 16.5% at September 30, 2022, and 17.4% at December 31, 2021. The total capital ratio was 16.1% and the tier 1 leverage ratio was 11.5% at December 31, 2022.
•Cash and cash equivalents at December 31, 2022 totaled $201.9 million, with decreases from the prior quarter resulting from loan growth and from lower deposit balances.
•Tangible common equity to tangible assets was 9.08% at December 31, 2022, compared to 9.79% at September 30, 2022, and 11.09% at December 31, 2021. Declines in the value of available for sale securities due to rising interest rates in 2022 negatively impacted equity year to date by $181.1 million.

•At December 31, 2022, the Company had available unsecured lines of credit of $175.0 million and lines of credit under lendable collateral value of $2.4 billion. Additionally, $2.0 billion of debt securities and $1.1 billion of residential and commercial real estate loans are available as collateral for potential borrowings.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

FINANCIAL HIGHLIGHTS
(Amounts in thousands except per share data)	(Unaudited)
	Quarterly Trends

	4Q'22	3Q'22	2Q'22	1Q'22	4Q'21
Selected balance sheet data:
Total assets	$12,145,762	$10,345,235	$10,811,704	$10,904,817	$9,681,433
Gross loans	8,144,724	6,690,845	6,541,548	6,451,217	5,925,029
Total deposits	9,981,595	8,765,414	9,188,953	9,243,768	8,067,589

Performance measures:
Net income	$23,927	$29,237	$32,755	$20,588	$36,330
Net interest margin	4.36%	3.67%	3.38%	3.25%	3.16%
Pre-tax pre-provision earnings[1]	45,999	43,143	42,580	33,095	40,855
Average diluted shares outstanding	71,374	61,961	61,923	61,704	59,016
Diluted earnings per share (EPS)	$0.34	$0.47	$0.53	$0.33	$0.62
Return on (annualized):
Average assets (ROA)	0.78%	1.10%	1.21%	0.79%	1.43%
Average tangible assets (ROTA)[2]	0.94	1.17	1.29	0.85	1.51
Average tangible common equity (ROTCE)[2]	10.36	11.53	13.01	8.02	14.29
Tangible common equity to tangible assets[2]	9.08	9.79	9.74	9.89	11.09
Tangible book value per share[2]	$14.69	$15.98	$16.66	$17.12	$17.84
Efficiency ratio	63.39%	57.13%	56.22%	62.33%	53.70%

Adjusted operating measures[1]:
Adjusted net income	$39,926	$32,837	$36,327	$27,056	$36,854
Adjusted pre-tax pre-provision earnings	66,649	48,989	46,397	41,737	42,258
Adjusted diluted EPS	0.56	0.53	0.59	0.44	0.62
Adjusted ROTA[2]	1.36%	1.27%	1.38%	1.06%	1.49%
Adjusted ROTCE[2]	15.05	12.48	13.97	10.01	14.11
Adjusted efficiency ratio	51.52	53.28	53.15	54.86	53.43
Net adjusted noninterest expense as a percent of average tangible assets[2]	2.42	2.16	2.00	1.99	1.96

Other data:
Market capitalization[3]	$2,233,761	$1,858,429	$2,028,996	$2,144,586	$2,070,465
Full-time equivalent employees	1,490	1,156	1,095	1,066	989
Number of ATMs	100	79	79	79	75
Full-service banking offices	78	58	58	58	54
[1]Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[3]Common shares outstanding multiplied by closing bid price on last day of each period.

OTHER INFORMATION
Conference Call Information
Seacoast will host a conference call January 27th at 10:00 a.m. Eastern Time, to discuss the fourth quarter and full year 2022 earnings results and business trends. Investors may call in (toll-free) by dialing (800) 763-5615. Charts will be used during the conference call and may be accessed at Seacoast’s website at www.SeacoastBanking.com by selecting “Presentations” under the heading “News/Events.” Additionally, a recording of the call will be made available to individuals shortly after the conference call and can be accessed via a link at www.SeacoastBanking.com under the heading “Corporate Information.” The recording will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida (NASDAQ: SBCF) is one of the largest community banks headquartered in Florida with approximately $12.1 billion in assets and $10.0 billion in deposits as of December 31, 2022. Seacoast provides integrated financial services including commercial and consumer banking, wealth management, and mortgage services to customers at over 75 full-service branches across Florida, and through advanced mobile and online banking solutions. Seacoast National Bank is the wholly-owned subsidiary bank of Seacoast Banking Corporation of Florida. For more information about Seacoast, visit www.SeacoastBanking.com.

Additional Information

Seacoast has filed a registration statement on Form S-4 with the United States Securities and Exchange Commission (the "SEC") in connection with the proposed merger of Professional Holding Corp. and Professional Bank with and into Seacoast and Seacoast National Bank, respectively. The registration statement in connection with the merger includes a proxy statement of Professional Holding Corp. and a prospectus of Seacoast. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGERS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors may obtain these documents free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by Seacoast will be available free of charge by contacting Investor Relations at (772) 288-6085.

Professional Holding Corp. and Professional Bank, their directors, executive officers, other members of management, and employees may be considered participants in the solicitation of proxies in connection with the proposed mergers with and into Seacoast and Seacoast National Bank. Information regarding the participants in the proxy solicitation of Professional Holding Corp. and a description of its direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, including Apollo Bancshares, Inc. and Drummond Banking Company, or expects to acquire, including Professional Holding Corp. as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts, any of which may be impacted by the COVID-19 pandemic and any variants thereof and related effects on the U.S. economy. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements.

All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of inflationary pressures, elevated interest rates, slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior (including the velocity of loan repayment) and credit risk as a result of the foregoing; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes, including those that impact the money supply and inflation; the risks of changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the adverse impact of COVID-19 (economic and otherwise) on the Company and its customers, counterparties, employees, and third-party service providers, and the adverse impacts to our business, financial position, results of operations and prospects; government or regulatory responses to the COVID-19 pandemic; changes in accounting policies, rules and practices, including the impact of the adoption of the current expected credit losses (“CECL”) methodology; uncertainty related to the impact of LIBOR calculations on securities, loans and debt; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; our ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect Seacoast or the banking industry; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a fall in stock market prices on our fee income from our brokerage and wealth management businesses; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks, including as a result of employees working remotely; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms, including the impact of supply chain disruptions; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, including the impacts related to or resulting from Russia’s military action in Ukraine, acts of terrorism, natural disasters, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions; unexpected outcomes of and the costs associated with, existing or new litigation involving the Company, including as a result of the Company’s participation in the Paycheck Protection Program (“PPP”); Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated and sales of capital stock could trigger a reduction in the amount of net operating loss carryforwards that the Company may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions underlying the establishment of reserves for possible credit losses.

The risks relating to the merger with Professional Holding Corp. include, without limitation: the diversion of management's time on issues related to the merger; unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the mergers being lower than expected; the risk of deposit and customer attrition; regulatory enforcement and litigation risk; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruptions, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2021 and quarterly reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022 under "Special Cautionary Notice Regarding Forward-Looking Statements" and "Risk Factors", and otherwise in the Company’s SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except ratios and per share data)	4Q'22	3Q'22	2Q'22	1Q'22	4Q'21	4Q'22	4Q'21

Summary of Earnings
Net income	$23,927	$29,237	$32,755	$20,588	$36,330	$106,507	$124,403
Adjusted net income[1]	39,926	32,837	36,327	27,056	36,854	136,146	134,952
Net interest income[2]	119,858	88,399	81,764	76,639	72,412	366,660	276,541
Net interest margin[2,3]	4.36%	3.67%	3.38%	3.25%	3.16%	3.69%	3.27%
Pre-tax pre-provision earnings[1]	45,999	43,143	42,580	33,095	40,855	164,817	149,833
Adjusted pre-tax pre-provision earnings[1]	66,649	48,989	46,397	41,737	42,258	203,772	164,561

Performance Ratios
Return on average assets-GAAP basis[3]	0.78%	1.10%	1.21%	0.79%	1.43%	0.96%	1.33%
Return on average tangible assets-GAAP basis[3,4]	0.94	1.17	1.29	0.85	1.51	1.06	1.41
Adjusted return on average tangible assets[1,3,4]	1.36	1.27	1.38	1.06	1.49	1.27	1.48
Pre-tax pre-provision return on average tangible assets[1,3,4]	1.69	1.71	1.66	1.34	1.70	1.61	1.69
Adjusted pre-tax pre-provision return on average tangible assets[1,3,4]	2.28	1.89	1.77	1.64	1.71	1.91	1.81
Net adjusted noninterest expense to average tangible assets[1,3,4]	2.42	2.16	2.00	1.99	1.96	2.15	2.01

Return on average shareholders' equity-GAAP basis[3]	6.03	8.60	9.73	5.96	11.06	7.51	10.24
Return on average tangible common equity-GAAP basis[3,4]	10.36	11.53	13.01	8.02	14.29	10.70	13.27
Adjusted return on average tangible common equity[1,3,4]	15.05	12.48	13.97	10.01	14.11	12.86	13.97
Efficiency ratio[5]	63.39	57.13	56.22	62.33	53.70	60.01	55.39
Adjusted efficiency ratio[1]	51.52	53.28	53.15	54.86	53.43	53.03	52.59
Noninterest income to total revenue (excluding securities gains/losses)	12.84	15.72	17.45	17.14	20.89	15.50	20.53
Tangible common equity to tangible assets[4]	9.08	9.79	9.74	9.89	11.09	9.08	11.09
Average loan-to-deposit ratio	77.67	73.90	70.60	71.25	70.29	73.50	73.61
End of period loan-to-deposit ratio	81.63	76.35	71.34	70.01	73.84	81.63	73.84

Per Share Data
Net income diluted-GAAP basis	$0.34	$0.47	$0.53	$0.33	$0.62	$1.66	$2.18
Net income basic-GAAP basis	0.34	0.48	0.53	0.34	0.62	1.67	2.20
Adjusted earnings[1]	0.56	0.53	0.59	0.44	0.62	2.12	2.36

Book value per share common	22.45	20.95	21.65	22.15	22.40	22.45	22.40
Tangible book value per share	14.69	15.98	16.66	17.12	17.84	14.69	17.84
Cash dividends declared	0.17	0.17	0.17	0.13	0.13	0.64	0.39

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Calculated on a fully taxable equivalent basis using amortized cost.
[3]These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
[4]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[5]Defined as noninterest expense less amortization of intangibles and gains, losses, and expenses on foreclosed properties divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and losses).

CONDENSED CONSOLIDATED STATEMENTS OF INCOME			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except per share data)	4Q'22	3Q'22	2Q'22	1Q'22	4Q'21	4Q'22	4Q'21

Interest on securities:
Taxable	$18,530	$15,653	$12,387	$10,041	$8,574	$56,611	$29,206
Nontaxable	130	138	138	140	139	546	577
Fees on PPP loans	27	295	676	1,373	3,011	2,371	17,496
Interest on PPP loans	12	25	65	150	341	252	3,787
Interest and fees on loans - excluding PPP loans	105,283	73,650	68,566	65,595	61,049	313,094	230,188
Interest on federal funds sold and other investments	3,127	1,643	1,917	933	828	7,620	2,990
Total Interest Income	127,109	91,404	83,749	78,232	73,942	380,494	284,244

Interest on deposits	3,934	1,623	994	767	711	7,318	3,605
Interest on time certificates	1,358	380	436	468	494	2,642	2,788
Interest on borrowed money	2,108	1,117	672	475	448	4,372	1,826
Total Interest Expense	7,400	3,120	2,102	1,710	1,653	14,332	8,219

Net Interest Income	119,709	88,284	81,647	76,522	72,289	366,162	276,025
Provision for credit losses	14,129	4,676	822	6,556	(3,942)	26,183	(9,421)
Net Interest Income After Provision for Credit Losses	105,580	83,608	80,825	69,966	76,231	339,979	285,446

Noninterest income:
Service charges on deposit accounts	3,996	3,504	3,408	2,801	2,606	13,709	9,777
Interchange income	4,650	4,138	4,255	4,128	4,135	17,171	16,231
Wealth management income	2,886	2,732	2,774	2,659	2,356	11,051	9,628
Mortgage banking fees	426	434	932	1,686	2,030	3,478	11,782
Marine finance fees	208	209	312	191	147	920	665
SBA gains	105	108	473	156	200	842	1,531
BOLI income	1,526	1,363	1,349	1,334	1,295	5,572	4,154
Other	3,836	3,977	3,761	2,870	6,316	14,444	17,537
	17,633	16,465	17,264	15,825	19,085	67,187	71,305
Securities gains (losses), net	18	(362)	(300)	(452)	(379)	(1,096)	(578)
Total Noninterest Income	17,651	16,103	16,964	15,373	18,706	66,091	70,727

Noninterest expenses:
Salaries and wages	45,405	28,420	28,056	28,219	25,005	130,100	97,283
Employee benefits	5,300	4,074	4,151	5,501	4,763	19,026	17,873
Outsourced data processing costs	9,918	5,393	6,043	6,156	5,165	27,510	19,919
Telephone / data lines	1,185	973	908	733	790	3,799	3,223
Occupancy	5,457	5,046	4,050	3,986	3,500	18,539	14,140
Furniture and equipment	1,944	1,462	1,588	1,426	1,403	6,420	5,390
Marketing	1,772	1,461	1,882	1,171	1,060	6,286	4,583
Legal and professional fees	9,174	3,794	2,946	4,789	2,461	20,703	11,376
FDIC assessments	889	760	699	789	713	3,137	2,405
Amortization of intangibles	4,763	1,446	1,446	1,446	1,304	9,101	5,033
Foreclosed property expense and net (gain) loss on sale	(411)	9	(968)	(164)	(175)	(1,534)	(264)
Provision for credit losses on unfunded commitments	—	1,015	—	142	—	1,157	133
Other	6,114	7,506	5,347	4,723	4,274	23,690	16,341
Total Noninterest Expense	91,510	61,359	56,148	58,917	50,263	267,934	197,435

Income Before Income Taxes	31,721	38,352	41,641	26,422	44,674	138,136	158,738
Income taxes	7,794	9,115	8,886	5,834	8,344	31,629	34,335

Net Income	$23,927	$29,237	$32,755	$20,588	$36,330	$106,507	$124,403

Per share of common stock:

Net income diluted	$0.34	$0.47	$0.53	$0.33	$0.62	$1.66	$2.18
Net income basic	0.34	0.48	0.53	0.34	0.62	1.67	2.20
Cash dividends declared	0.17	0.17	0.17	0.13	0.13	0.64	0.39

Average diluted shares outstanding	71,374	61,961	61,923	61,704	59,016	64,264	57,088
Average basic shares outstanding	70,770	61,442	61,409	61,127	58,462	63,707	56,586

CONDENSED CONSOLIDATED BALANCE SHEETS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2022	2022	2022	2022	2021

Assets
Cash and due from banks	$120,748	$176,463	$363,343	$351,128	$238,750
Interest bearing deposits with other banks	81,192	42,152	538,025	871,387	498,979
Total Cash and Cash Equivalents	201,940	218,615	901,368	1,222,515	737,729

Time deposits with other banks	3,236	4,481	4,730	5,975	—

Debt Securities:
Available for sale (at fair value)	1,871,742	1,860,734	1,800,791	1,706,619	1,644,319
Held to maturity (at amortized cost)	747,408	774,706	794,785	747,004	638,640
Total Debt Securities	2,619,150	2,635,440	2,595,576	2,453,623	2,282,959

Loans held for sale	3,151	1,620	14,205	20,615	31,791

Loans	8,144,724	6,690,845	6,541,548	6,451,217	5,925,029
Less: Allowance for credit losses	(113,895)	(95,329)	(90,769)	(89,838)	(83,315)
Net Loans	8,030,829	6,595,516	6,450,779	6,361,379	5,841,714

Bank premises and equipment, net	116,892	81,648	74,784	74,617	72,404
Other real estate owned	2,301	2,419	2,419	11,567	13,618
Goodwill	480,319	286,606	286,606	286,606	252,154
Other intangible assets, net	75,451	18,583	20,062	21,549	14,845
Bank owned life insurance	237,824	209,087	207,724	206,375	205,041
Net deferred tax assets	94,457	83,139	60,080	47,222	27,321
Other assets	280,212	208,081	193,371	192,774	201,857
Total Assets	$12,145,762	$10,345,235	$10,811,704	$10,904,817	$9,681,433

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$4,070,973	$3,529,489	$3,593,201	$3,522,700	$3,075,534
Interest-bearing demand	2,337,590	2,170,251	2,269,148	2,253,562	1,890,212
Savings	1,064,392	938,081	946,738	937,839	895,019
Money market	1,985,974	1,700,737	1,911,847	1,999,027	1,651,881
Other time certificates	369,389	312,840	350,571	397,491	404,601
Brokered time certificates	3,798	—	—	—	—
Time certificates of more than $250,000	149,479	114,016	117,448	133,149	150,342
Total Deposits	9,981,595	8,765,414	9,188,953	9,243,768	8,067,589

Securities sold under agreements to repurchase	172,029	94,191	110,578	120,922	121,565
Federal Home Loan Bank borrowings	150,000	—	—	—	—
Subordinated debt	84,533	71,857	71,786	71,716	71,646
Other liabilities	149,830	125,971	110,812	112,126	109,897
Total Liabilities	10,537,987	9,057,433	9,482,129	9,548,532	8,370,697

Shareholders' Equity
Common stock	7,162	6,148	6,141	6,124	5,850
Additional paid in capital	1,377,802	1,068,241	1,065,167	1,062,462	963,851
Retained earnings	423,863	412,166	393,431	371,192	358,598
Treasury stock	(13,019)	(11,539)	(11,632)	(10,459)	(10,569)
	1,795,808	1,475,016	1,453,107	1,429,319	1,317,730
Accumulated other comprehensive (loss) income, net	(188,033)	(187,214)	(123,532)	(73,034)	(6,994)
Total Shareholders' Equity	1,607,775	1,287,802	1,329,575	1,356,285	1,310,736
Total Liabilities & Shareholders' Equity	$12,145,762	$10,345,235	$10,811,704	$10,904,817	$9,681,433

Common shares outstanding	71,618	61,476	61,410	61,239	58,504

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Amounts in thousands)	4Q'22	3Q'22	2Q'22	1Q'22	4Q'21

Credit Analysis
Net charge-offs (recoveries) - non-acquired loans	$185	$129	$(75)	$72	$541
Net charge-offs (recoveries) - acquired loans	597	(26)	(49)	7	29
Total Net Charge-offs (Recoveries)	$782	$103	$(124)	$79	$570

Net charge-offs (recoveries) to average loans - non-acquired loans	0.01%	0.01%	—%	—%	0.04%
Net charge-offs (recoveries) to average loans - acquired loans	0.03	—	—	—	—
Total Net Charge-offs (Recoveries) to Average Loans	0.04	0.01	—	—	0.04

Allowance for credit losses - non-acquired loans	$85,469	$82,980	$70,215	$67,261	$64,710
Allowance for credit losses - acquired loans	28,426	12,349	20,554	22,577	18,605
Total Allowance for Credit Losses	$113,895	$95,329	$90,769	$89,838	$83,315

Non-acquired loans at end of period	$5,942,720	$5,651,741	$5,389,405	$5,169,973	$4,860,171
Acquired loans at end of period	2,197,414	1,033,810	1,134,940	1,241,988	973,751
Paycheck Protection Program loans at end of period	4,590	5,294	17,203	39,256	91,107
Total Loans	$8,144,724	$6,690,845	$6,541,548	$6,451,217	$5,925,029

Non-acquired loans allowance for credit losses to non-acquired loans at end of period	1.44%	1.47%	1.30%	1.30%	1.33%
Total allowance for credit losses to total loans at end of period	1.40	1.42	1.39	1.39	1.41
Total allowance for credit losses to total loans, excluding PPP loans	1.40	1.43	1.39	1.40	1.43
Purchase discount on acquired loans at end of period	4.25	1.81	1.84	1.89	2.27

End of Period
Nonperforming loans	$28,843	$21,464	$26,442	$26,209	$30,598
Other real estate owned	530	109	109	9,256	12,223
Properties previously used in bank operations included in other real estate owned	1,771	2,310	2,310	2,310	1,395
Total Nonperforming Assets	$31,144	$23,883	$28,861	$37,775	$44,216

Accruing troubled debt restructures (TDRs)	$4,032	$4,149	$4,022	$4,454	$3,917

Nonperforming Loans to Loans at End of Period	0.35%	0.32%	0.40%	0.41%	0.52%
Nonperforming Assets to Total Assets at End of Period	0.26	0.23	0.27	0.35	0.46

	December 31,	September 30,	June 30,	March 31,	December 31,
Loans	2022	2022	2022	2022	2021

Construction and land development	$587,332	$361,913	$350,025	$259,421	$230,824
Commercial real estate - owner occupied	1,478,302	1,253,459	1,254,343	1,284,515	1,197,774
Commercial real estate - non-owner occupied [1]	2,589,774	2,107,614	1,972,540	1,966,150	1,736,439
Residential real estate [1]	1,849,503	1,599,765	1,647,465	1,599,645	1,425,354
Commercial and financial	1,348,636	1,182,384	1,124,771	1,132,506	1,069,356
Consumer	286,587	180,416	175,201	169,724	174,175
Paycheck Protection Program	4,590	5,294	17,203	39,256	91,107
Total Loans	$8,144,724	$6,690,845	$6,541,548	$6,451,217	$5,925,029

1 In 3Q'22, $100 million in loans to commercial borrowers collateralized by residential properties were reclassified from "Residential real estate" to "Commercial real estate - non-owner occupied."

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]					(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	4Q'22			3Q'22			4Q'21
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$2,680,813	$18,530	2.76%	$2,665,104	$15,653	2.35%	$2,198,517	$8,574	1.56%
Nontaxable	20,246	164	3.24	22,064	174	3.15	24,664	176	2.85
Total Securities	2,701,059	18,694	2.77	2,687,168	15,827	2.36	2,223,181	8,750	1.57

Federal funds sold	155,815	1,410	3.59	203,815	1,062	2.07	878,875	337	0.15
Interest bearing deposits with other banks and other investments	141,179	1,717	4.83	45,193	581	5.10	34,991	491	5.56

Loans excluding PPP loans	7,905,843	105,398	5.29	6,597,828	73,730	4.43	5,804,149	61,135	4.18
PPP loans	4,886	39	3.19	10,114	320	12.54	136,942	3,352	9.71
Total Loans	7,910,729	105,437	5.29	6,607,942	74,050	4.45	5,941,091	64,487	4.31

Total Earning Assets	10,908,782	127,258	4.63	9,544,118	91,520	3.80	9,078,138	74,065	3.24

Allowance for credit losses	(109,509)			(91,348)			(88,484)
Cash and due from banks	137,839			331,947			359,287
Premises and equipment	115,095			76,357			72,148
Intangible assets	521,412			305,935			267,692
Bank owned life insurance	237,062			208,193			195,169
Other assets including deferred tax assets	329,175			210,136			177,432

Total Assets	$12,139,856			$10,585,338			$10,061,382

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$2,303,324	$1,859	0.32%	$2,215,899	$757	0.14%	$1,960,083	$183	0.04%
Savings	1,126,540	203	0.07	944,128	65	0.03	866,257	63	0.03
Money market	1,980,870	1,872	0.37	1,806,014	802	0.18	1,851,275	465	0.10
Time deposits	500,441	1,358	1.08	445,840	380	0.34	595,230	494	0.33
Securities sold under agreements to repurchase	134,709	544	1.60	111,902	309	1.10	106,691	30	0.11
Federal Home Loan Bank borrowings	40,712	330	3.22	—	—	—	—	—	—
Other borrowings	83,534	1,234	5.86	71,810	808	4.46	71,600	418	2.32

Total Interest-Bearing Liabilities	6,170,130	7,400	0.48	5,595,593	3,121	0.22	5,451,136	1,653	0.12

Noninterest demand	4,273,922			3,529,844			3,179,798
Other liabilities	122,100			110,426			126,762
Total Liabilities	10,566,152			9,235,863			8,757,696

Shareholders' equity	1,573,704			1,349,475			1,303,686

Total Liabilities & Equity	$12,139,856			$10,585,338			$10,061,382

Cost of deposits			0.21%			0.09%			0.06%
Interest expense as a % of earning assets			0.27%			0.13%			0.07%
Net interest income as a % of earning assets		$119,858	4.36%		$88,399	3.67%		$72,412	3.16%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Twelve Months Ended December 31, 2022			Twelve Months Ended December 31, 2021
	Average		Yield/	Average		Yield/
(Amounts in thousands, except ratios)	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$2,568,568	$56,611	2.20%	$1,839,619	$29,206	1.59%
Nontaxable	22,188	690	3.11	25,369	730	2.88
Total Securities	2,590,756	57,301	2.21	1,864,988	29,936	1.61

Federal funds sold	433,359	4,103	0.95	763,795	1,043	0.14
Interest bearing deposits with other banks and other investments	69,604	3,517	5.05	65,534	1,947	2.97

Loans excluding PPP loans	6,812,654	313,450	4.60	5,369,204	230,552	4.29
PPP loans	25,612	2,623	10.24	381,860	21,282	5.57
Total Loans	6,838,266	316,073	4.62	5,751,064	251,834	4.38

Total Earning Assets	9,931,985	380,994	3.84	8,445,381	284,760	3.37

Allowance for credit losses	(94,693)			(88,659)
Cash and due from banks	305,775			332,664
Premises and equipment	85,568			71,771
Intangible assets	360,217			249,089
Bank owned life insurance	214,468			156,599
Other assets including deferred tax assets	248,108			170,209

Total Assets	$11,051,428			$9,337,054

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$2,220,307	$3,099	0.14%	$1,787,234	$895	0.05%
Savings	989,997	397	0.04	805,816	383	0.05
Money market	1,925,176	3,824	0.20	1,765,444	2,327	0.13
Time deposits	500,471	2,642	0.53	602,739	2,788	0.46
Securities sold under agreements to repurchase	121,318	986	0.81	113,881	141	0.12
Federal Home Loan Bank borrowings	10,264	330	3.22	—	—	—
Other borrowings	74,713	3,056	4.09	71,495	1,685	2.36

Total Interest-Bearing Liabilities	5,842,246	14,334	0.25	5,146,609	8,219	0.16

Noninterest demand	3,667,345			2,851,687
Other liabilities	122,982			123,446
Total Liabilities	9,632,573			8,121,742

Shareholders' equity	1,418,855			1,215,312

Total Liabilities & Equity	$11,051,428			$9,337,054

Cost of deposits			0.11%			0.08%
Interest expense as a % of earning assets			0.14%			0.10%
Net interest income as a % of earning assets		$366,660	3.69%		$276,541	3.27%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	December 31,	September 30,	June 30,	March 31,	December 31,
(Amounts in thousands)	2022	2022	2022	2022	2021

Customer Relationship Funding
Noninterest demand
Commercial	$3,148,778	$2,827,591	$2,945,445	$2,939,595	$2,477,111
Retail	764,274	447,848	464,214	458,809	458,626
Public funds	112,553	210,662	143,075	86,419	107,523
Other	45,368	43,388	40,467	37,877	32,274
Total Noninterest Demand	4,070,973	3,529,489	3,593,201	3,522,700	3,075,534

Interest-bearing demand
Commercial	886,894	759,286	769,948	610,109	497,466
Retail	1,191,192	1,199,112	1,207,698	1,392,490	1,144,635
Brokered	54,777	81,799	—	—	—
Public funds	204,727	130,054	291,502	250,963	248,111
Total Interest-Bearing Demand	2,337,590	2,170,251	2,269,148	2,253,562	1,890,212

Total transaction accounts
Commercial	4,035,672	3,586,877	3,715,393	3,549,704	2,974,577
Retail	1,955,466	1,646,960	1,671,912	1,851,299	1,603,261
Brokered	54,777	81,799	—	—	—
Public funds	317,280	340,716	434,577	337,382	355,634
Other	45,368	43,388	40,467	37,877	32,274
Total Transaction Accounts	6,408,563	5,699,740	5,862,349	5,776,262	4,965,746

Savings	1,064,392	938,081	946,738	937,839	895,019

Money market
Commercial	932,518	788,009	819,452	856,117	732,639
Retail	984,561	857,914	914,918	931,702	840,054
Brokered	—	—	106,823	126,168	8,007
Public funds	68,895	54,814	70,654	85,040	71,181
Total Money Market	1,985,974	1,700,737	1,911,847	1,999,027	1,651,881

Brokered time certificates	3,798	—	—	—	—
Other time certificates	518,868	426,856	468,019	530,640	554,943
	522,666	426,856	468,019	530,640	554,943
Total Deposits	$9,981,595	$8,765,414	$9,188,953	$9,243,768	$8,067,589

Customer sweep accounts	$172,029	$94,191	$110,578	$120,922	$121,565

Explanation of Certain Unaudited Non-GAAP Financial Measures
This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except per share data)	4Q'22	3Q'22	2Q'22	1Q'22	4Q'21	4Q'22	4Q'21

Net Income	$23,927	$29,237	$32,755	$20,588	$36,330	$106,507	$124,403

Total noninterest income	17,651	16,103	16,964	15,373	18,706	66,091	70,727
Securities losses (gains), net	(18)	362	300	452	379	1,096	578
Gain on sale of domain name (included in other income)	—	—	—	—	(755)	—	(755)
Total Adjustments to Noninterest Income	(18)	362	300	452	(376)	1,096	(177)
Total Adjusted Noninterest Income	17,633	16,465	17,264	15,825	18,330	67,187	70,550

Total noninterest expense	91,510	61,359	56,148	58,917	50,263	267,934	197,435
Merger related charges	(16,140)	(2,054)	(3,039)	(6,692)	(482)	(27,925)	(7,853)
Amortization of intangibles	(4,763)	(1,446)	(1,446)	(1,446)	(1,304)	(9,101)	(5,033)
Branch reductions and other expense initiatives	(176)	(960)	—	(74)	(168)	(1,210)	(2,150)
Total Adjustments to Noninterest Expense	(21,079)	(4,460)	(4,485)	(8,212)	(1,954)	(38,236)	(15,036)
Total Adjusted Noninterest Expense	70,431	56,899	51,663	50,705	48,309	229,698	182,399

Income Taxes	7,794	9,115	8,886	5,834	8,344	31,629	34,335
Tax effect of adjustments	5,338	1,222	1,213	2,196	280	9,969	3,536
Tax expense on BOLI surrender	(276)	—	—	—	—	(276)	—
Effect of change in corporate tax rate on deferred tax assets	—	—	—	—	774	—	774
Total Adjustments to Income Taxes	5,062	1,222	1,213	2,196	1,054	9,693	4,310
Adjusted Income Taxes	12,856	10,337	10,099	8,030	9,398	41,322	38,645
Adjusted Net Income	$39,926	$32,837	$36,327	$27,056	$36,854	$136,146	$134,952

Earnings per diluted share, as reported	$0.34	$0.47	$0.53	$0.33	$0.62	$1.66	$2.18
Adjusted Earnings per Diluted Share	0.56	0.53	0.59	0.44	0.62	2.12	2.36
Average diluted shares outstanding	71,374	61,961	61,923	61,704	59,016	64,264	57,088

Adjusted Noninterest Expense	$70,431	$56,899	$51,663	$50,705	$48,309	$229,698	$182,399
Provision for credit losses on unfunded commitments	—	(1,015)	—	(142)	—	(1,157)	(133)
Foreclosed property expense and net gain / (loss) on sale	411	(9)	968	164	175	1,534	264
Net Adjusted Noninterest Expense	$70,842	$55,875	$52,631	$50,727	$48,484	$230,075	$182,530

Revenue	$137,360	$104,387	$98,611	$91,895	$90,995	$432,253	$346,752
Total Adjustments to Revenue	(18)	362	300	452	(376)	1,096	(177)
Impact of FTE adjustment	149	115	117	117	123	498	516
Adjusted Revenue on a fully taxable equivalent basis	$137,491	$104,864	$99,028	$92,464	$90,742	$433,847	$347,091
Adjusted Efficiency Ratio	51.52%	53.28%	53.15%	54.86%	53.43%	53.03%	52.59%

Net Interest Income	$119,709	$88,284	$81,647	$76,522	$72,289	$366,162	$276,025
Impact of FTE adjustment	149	115	117	117	123	498	516
Net Interest Income including FTE adjustment	$119,858	$88,399	$81,764	$76,639	$72,412	$366,660	$276,541
Total noninterest income	17,651	16,103	16,964	15,373	18,706	66,091	70,727
Total noninterest expense	91,510	61,359	56,148	58,917	50,263	267,934	197,435
Pre-Tax Pre-Provision Earnings	$45,999	$43,143	$42,580	$33,095	$40,855	$164,817	$149,833
Total Adjustments to Noninterest Income	(18)	362	300	452	(376)	1,096	(177)
Total Adjustments to Noninterest Expense	(20,668)	(5,484)	(3,517)	(8,190)	(1,779)	(37,859)	(14,905)
Adjusted Pre-Tax Pre-Provision Earnings	$66,649	$48,989	$46,397	$41,737	$42,258	$203,772	$164,561

Average Assets	$12,139,856	$10,585,338	$10,840,518	$10,628,516	$10,061,382	$11,051,428	$9,337,054
Less average goodwill and intangible assets	(521,412)	(305,935)	(307,411)	(304,321)	(267,692)	(360,217)	(249,089)
Average Tangible Assets	$11,618,444	$10,279,403	$10,533,107	$10,324,195	$9,793,690	$10,691,211	$9,087,965

Return on Average Assets (ROA)	0.78%	1.10%	1.21%	0.79%	1.43%	0.96%	1.33%
Impact of removing average intangible assets and related amortization	0.16	0.07	0.08	0.06	0.08	0.10	0.08
Return on Average Tangible Assets (ROTA)	0.94	1.17	1.29	0.85	1.51	1.06	1.41

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Twelve Months Ended

(Amounts in thousands, except per share data)	4Q'22	3Q'22	2Q'22	1Q'22	4Q'21	4Q'22	4Q'21
Impact of other adjustments for Adjusted Net Income	0.42	0.10	0.09	0.21	(0.02)	0.21	0.07
Adjusted Return on Average Tangible Assets	1.36	1.27	1.38	1.06	1.49	1.27	1.48

Pre-Tax Pre-Provision return on Average Tangible Assets	1.69%	1.71%	1.66%	1.34%	1.70%	1.61%	1.69%
Impact of adjustments on Pre-Tax Pre-Provision earnings	0.59	0.18	0.18	0.18	0.18	0.30	0.12
Adjusted Pre-Tax Pre-Provision Return on Tangible Assets	2.28	1.89	1.77	1.64	1.71	1.91	1.81

Average Shareholders' Equity	$1,573,704	$1,349,475	$1,350,568	$1,400,535	$1,303,686	$1,418,855	$1,215,312
Less average goodwill and intangible assets	(521,412)	(305,935)	(307,411)	(304,321)	(267,692)	(360,217)	(249,089)
Average Tangible Equity	$1,052,292	$1,043,540	$1,043,157	$1,096,214	$1,035,994	$1,058,638	$966,223

Return on Average Shareholders' Equity	6.03%	8.60%	9.73%	5.96%	11.06%	7.51%	10.24%
Impact of removing average intangible assets and related amortization	4.33	2.93	3.28	2.06	3.23	3.19	3.03
Return on Average Tangible Common Equity (ROTCE)	10.36	11.53	13.01	8.02	14.29	10.70	13.27
Impact of other adjustments for Adjusted Net Income	4.69	0.95	0.96	1.99	(0.18)	2.16	0.70
Adjusted Return on Average Tangible Common Equity	15.05	12.48	13.97	10.01	14.11	12.86	13.97

Loan interest income[1]	$105,437	$74,050	$69,388	$67,198	$64,487	$316,073	$251,834
Accretion on acquired loans	(9,710)	(2,242)	(2,720)	(3,717)	(3,520)	(18,389)	(12,757)
Interest and fees on PPP loans	(39)	(320)	(741)	(1,523)	(3,352)	(2,623)	(21,282)
Loan interest income excluding PPP and accretion on acquired loans	$95,688	$71,488	$65,927	$61,958	$57,615	$295,061	$217,795

Yield on loans[1]	5.29	4.45	4.29	4.30	4.31	4.62	4.38
Impact of accretion on acquired loans	(0.49)	(0.14)	(0.16)	(0.24)	(0.24)	(0.27)	(0.22)
Impact of PPP loans	—	(0.01)	(0.03)	(0.06)	(0.13)	(0.02)	(0.10)
Yield on loans excluding PPP and accretion on acquired loans	4.80%	4.30%	4.10%	4.00%	3.94%	4.33%	4.06%

Net Interest Income[1]	$119,858	$88,399	$81,764	$76,639	$72,412	$366,660	$276,541
Accretion on acquired loans	(9,710)	(2,242)	(2,720)	(3,717)	(3,520)	(18,389)	(12,757)
Interest and fees on PPP loans	(39)	(320)	(741)	(1,523)	(3,352)	(2,623)	(21,282)
Net interest income excluding PPP and accretion on acquired loans	$110,109	$85,837	$78,303	$71,399	$65,540	$345,648	$242,502

Net Interest Margin	4.36	3.67	3.38	3.25	3.16	3.69	3.27
Impact of accretion on acquired loans	(0.35)	(0.09)	(0.12)	(0.15)	(0.15)	(0.18)	(0.15)
Impact of PPP loans	—	(0.01)	(0.02)	(0.05)	(0.10)	(0.02)	(0.11)
Net interest margin excluding PPP and accretion on acquired loans	4.01%	3.57%	3.24%	3.05%	2.91%	3.49%	3.01%

Security interest income[1]	$18,694	$15,827	$12,562	$10,218	$8,750	$57,301	$29,936
Tax equivalent adjustment on securities	(34)	(35)	(36)	(37)	(37)	(142)	(153)
Security interest income excluding tax equivalent adjustment	$18,660	$15,792	$12,526	$10,181	$8,713	$57,159	$29,783

Loan interest income[1]	$105,437	$74,050	$69,388	$67,198	$64,487	$316,073	$251,834
Tax equivalent adjustment on loans	(115)	(80)	(81)	(80)	(86)	(356)	(363)
Loan interest income excluding tax equivalent adjustment	$105,322	$73,970	$69,307	$67,118	$64,401	$315,717	$251,471

Net Interest Income[1]	$119,858	$88,399	$81,764	$76,639	$72,412	$366,660	$276,541
Tax equivalent adjustment on securities	(34)	(35)	(36)	(37)	(37)	(142)	(153)
Tax equivalent adjustment on loans	(115)	(80)	(81)	(80)	(86)	(356)	(363)
Net interest income excluding tax equivalent adjustment	$119,709	$88,284	$81,647	$76,522	$72,289	$366,162	$276,025

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.